Exhibit 99.1

Genpact Reports Second Quarter
2007 Results

Second Quarter Revenues Grow 42%

Gurgaon, India and New York, NY, August 21, 2007 – Genpact Limited  (NYSE: G), which manages business processes for companies around the world, today announced results for the second quarter ended June 30, 2007.

Highlights

Results for the Second Quarter ended June 30, 2007
●	Second quarter revenues were $200.5 million, up 42% from second quarter 2006 and 14% from first quarter 2007
●
Second quarter net income was $7.1 million, up 1% from second quarter 2006 and 284% from first quarter 2007; Net income margin was 4%, down from 5% in second quarter 2006 due to global taxes which are now being eliminated as a result of changes in the holding structure post-IPO

●
Cash EBIT for the second quarter was $30.3 million, up 35% from second quarter 2006 and 41% from first quarter 2007.  Cash EBIT margin was at 15.1%, vs.16.0% in second quarter 2006 and 12.2% in first quarter 2007.

This summary includes Cash EBIT a non-GAAP financial measure which is reconciled to GAAP at the end of this release.

Results for the First Half ended June 30, 2007
●	Revenues were $376.5 million for the first half of 2007, up 38% from the first half of 2006
●
Net income was $8.9 million for the first half of 2007, down 26% from the corresponding half last year due to global taxes which are now being eliminated as a result of changes in the holding structure post-IPO

●
Cash EBIT was $51.8 million for the first half of 2007, up 26% from the corresponding half last year.  Cash EBIT margin was 13.8% for the first half of 2007 as compared to 15.1% for the first half of 2006

Global Clients revenues grew at 144% in the second quarter as compared to the second quarter of 2006; Global Clients revenues for the first half of 2007 grew at 146% as compared to the first half of 2006.  For the first half of 2007, Global Clients represent 35% of total revenues.  The second quarter saw strong, accelerated revenue growth from GE at 13% as compared to the second quarter of 2006. For the first half of 2007 GE revenues grew at 12% as compared to the first half of 2006.

As of June 30th headcount grew 9% from the first quarter of 2007 to 29,400 and 13% from December 31, 2006.

Genpact saw increasing demand for its business solutions during the first half of 2007 with significant new clients added:

●	Major automotive components manufacturer in North America
●	Leading financial management & advisory company
●	Global industrial automation, transportation and controls group in the UK
●	US-based leading IT hardware and network computing company
●	Leading global internet brand
●	Leading information services company in the human resources, retail and transportation markets

Pramod Bhasin, Genpact’s President and CEO said, “Our journey as a public company commences with reporting strong financial performance this quarter.  The increasing globalization of the world economy as well as a growing shortage of labor in developed markets helped the global BPO and IT Services industry continue to show strong growth.  Sophisticated clients are seeking the benefits of Genpact’s unrelenting focus on operational excellence and continuous process improvement to drive business impact.”

Bhasin continued, “We saw particularly strong growth in our operations in Europe as well as Asia Pacific, especially China, showing the strength of our global delivery network.  In Europe we have announced a second operations site in Romania.  We are also expanding our Asia Pacific presence with our operations in the Philippines and a second operations site in China.”

The following financial statements are for Genpact Global Holdings SICAR S.à.r.l. which was our parent entity as of June 30, 2007.  On July 13, 2007, prior to our initial public offering, we entered into a transaction in which Genpact Limited became our parent company.

Conference Call

Genpact will host a conference call beginning at 8 am EDT on Tuesday, August 21, 2007, to discuss the company’s quarterly results and operating performance.  To participate, callers can dial 1-866-831-6162 (toll free) from within the US or 1-617-213-8852 from any other country.  The participant passcode is 77981151.  A replay will be made available online at www.genpact.com from two hours after the end of the call for a period of 12 months.

About Genpact

Genpact manages business processes for companies around the world. The company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, the Philippines, the Netherlands, Romania, Spain and the United States.  For more info: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements.  These risks and uncertainties include but are not limited to the risks and uncertainties arising from our past and future acquisitions, slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s Registration Statement in Form S-1.  These filings are available at www.sec.gov.  Genpact may, from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders.  Although, the company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events.  The company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the company.

Contact

Investors	Roanak Desai +91 (124) 402-2716 roanak.desai@genpact.com

Media	David Jensen +1 (203) 252 8562 david.jensen@genpact.com	Anita Trehan +91 (124) 402 2726 anita.trehan@genpact.com

GENPACT GLOBAL HOLDINGS SICAR S.à.r.l.
Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. Dollars, except share and per share data)

	As of June 30, 2007	As of December 31, 2006
Assets
Current assets
Cash and cash equivalents	$49,024	$35,430
Accounts receivable, net	78,701	43,854
Accounts receivable from a significant shareholder, net	84,254	97,397
Inter-corporate deposits with a significant shareholder	12,786	1,010
Deferred income taxes	1,156	1,144
Due from a significant shareholder	5,460	10,236
Prepaid expenses and other current assets	129,873	53,829
Total current assets	361,254	242,900

Property, plant and equipment, net	167,231	157,976
Deferred income taxes	1,044	1,549
Investment in equity affiliate	375	–
Customer-related intangible assets, net	114,170	119,680
Other intangible assets, net	11,291	11,908
Goodwill	570,777	493,452
Other assets	123,089	53,827
Total assets	$1,349,231	$1,081,292

GENPACT GLOBAL HOLDINGS SICAR S.à.r.l.
Consolidated Balance Sheets(Unaudited)
(In thousands of U.S. Dollars, except share and per share data)

	As of June 30, 2007	As of December 31, 2006
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$97,675	$83,000
Current portion of long-term debt	19,418	19,383
Current portion of long-term debt from a significant shareholder	1,937	1,131
Current portion of capital lease obligations	21	64
Current portion of capital lease obligations payable to a significant shareholder	1,742	1,686
Accounts payable	19,064	9,230
Income taxes payable	9,983	1,617
Deferred income taxes	2,222	1,858
Due to a significant shareholder	10,212	8,928
Accrued expenses and other current liabilities	146,343	136,949
Total current liabilities	$308,617	$263,846

Long-term debt, less current portion	108,940	118,657
Long-term debt from a significant shareholder, less current portion	3,873	3,865
Capital lease obligations, less current portion	231	–
Capital lease obligations payable to a significant shareholder, less current portion	2,873	3,067
Deferred income taxes	37,653	20,481
Due to a significant shareholder	8,067	7,019
Other liabilities	45,366	39,662
Total liabilities	$515,620	$456,597
Minority interest	4,048	–

	Pro Form Stockholders’ equity as of June 30,2007
	(unaudited)
Stockholders’ equity
2% Cumulative Series A convertible preferred stock, 3,077,346 and 3,077,868 authorized, issued and outstanding, and $211,521 and $208,577 aggregate liquidation value as of June 30, 2007 and December 31, 2006, respectively; none pro forma		95,398	95,414
5% Cumulative Series B convertible preferred stock, 3,017,346 and 3,017,868 authorized, issued and outstanding, and $222,566 and $216,502 aggregate liquidation value as of June 30, 2007 and December 31, 2006, respectively; none shares pro forma		93,538	93,554
Common stock, $31 par value, 384,790 and 394,642 shares authorized, issued and outstanding as of June 30, 2007 and December 31, 2006, respectively; 191,994,384 shares pro forma	1,920	11,928	12,234
Additional paid-in capital	706,613	507,669	482,805
Retained earnings (accumulated deficit)	(18,546)	(18,546)	5,978
Accumulated other comprehensive income (loss)	152,907	152,907	(15,295)
Treasury stock, 850 and 20,056 common stock and 59,000 2% Cumulative Series A convertible preferred stock as of June 30, 2007 and December 31, 2006, respectively; 1,276,068 shares pro forma	(13,331)	(13,331)	(49,995)
Total stockholders’ equity	829,563	829,563	624,695
Commitments and contingencies
Total liabilities, minority interest and stockholders’ equity		$1,349,231	$1,081,292

GENPACT GLOBAL HOLDINGS SICAR S.à.r.l.
Consolidated Statements of Income
(Unaudited)
(In thousands of U.S. Dollars, except share and per share data)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net revenues
Net revenues from services - significant shareholder	$124,218	$109,662	$244,990	$219,311
Net revenues from services - other	75,847	31,294	130,101	53,542
Other revenues	427	–	1,382	–
Total net revenues	200,492	140,956	376,473	272,853
Cost of revenue
Services	128,248	85,753	237,398	163,739
Others	299	–	1,034	–
Total cost of revenue	128,547	85,753	238,432	163,739
Gross profit	71,945	55,203	138,041	109,114

Operating expenses:
Selling, general and administrative expenses	55,565	37,025	104,120	73,129
Amortization of acquired intangible assets	9,437	10,569	18,629	21,614
Foreign exchange (gains) losses, net	(11,478)	826	(13,137)	4,521
Other operating income	(1,160)	(625)	(1,723)	(1,753)
Income from operations	19,580	7,408	30,152	11,603

Other income (expense) net	(3,498)	(2,630)	(7,078)	(3,185)
Income before share of equity in (earnings)/loss of affiliate, minority interest and income taxes	16,082	4,778	23,074	8,418
Equity in (earnings)/loss of affiliate	7	–	80	–
Minority interest	2,788	–	3,692	–
Income taxes expense (benefit)	6,195	(2,244)	10,363	(3,672)
Net income	$7,093	$7,022	$8,939	$12,090

Net loss per common share - basic and diluted	$(31.02)	$(9.11)	$(69.93)	$(15.27)
Weighted average number of common shares used in computing net loss per common share basic and diluted	383,980	394,000	380,548	394,000

Proforma earnings per common share -
Basic	$0.04		$0.05
Diluted	$0.04		$0.05
Weighted average number of proforma common shares used in computing earnings per common share ---
Basic	188,693,573		188,072,728
Diluted	197,698,302		197,216,435

Reconciliation of Adjusted Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP Cash EBIT. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure, the financial statements prepared in accordance with GAAP and reconciliations of Genpact’s GAAP financial statements to such non-GAAP measure should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense related to employee stock options, amortization of acquired intangibles at formation and additional depreciation due to mark-to-market adjustment at formation for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation, amortization of acquired intangibles and additional depreciation due to mark-to-market adjustment at formation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any.  Accordingly,Genpact believes that the presentation of non-GAAP Cash EBIT, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP Cash EBIT versus net income calculated in accordance with GAAP is that non-GAAP Cash EBIT exclude costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP Cash EBIT and evaluating such non-GAAP financial measure with financial measures calculated in accordance with GAAP.

The following table shows the reconciliation of this adjusted financial measure from GAAP for the three months and six months ended June 30, 2007 and June 30, 2006:

Reconciliation of Cash EBIT
(Unaudited)
 (In thousands of U.S. Dollars, except share and per share data)

	Three Months Ended		Six Months Ended
	Jun-07	Jun-06	Jun-07	Jun-06
Income from Operations	$19,580	$7,408	$30,152	$11,603
Add : Amortization of acquired intangibles at formation	9,281	10,909	18,515	22,309
Add : Additional Depreciation due to Mark to Market adjustment at information	514	514	1,028	1,028
Add : Stock based Compensation	3,296	1,307	5,231	2,479
Add : Gain/(loss) on interest rate swaps	15	1,456	(20)	2,567
Add : Other Income	434	899	709	1,271
Less : Equity in (earnings)/loss of affiliate	7	-	80	-
Less : Minority Interest	2,788	-	3,692	-
Cash EBIT	$30,325	$22,493	$51,843	$41,257